Exhibit 10.2  Consulting Agreement

                            Consulting Agreement

      THIS CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of July 22, 2004 (the "Effective Date") by and between Aztec Communications Group, Inc., a Nevada corporation (the "Company"), whose address is 3730 Kirby, Suite 1200, Houston, Texas 77098 and International Fluid Dynamics, Inc. ("Consultant"), a Texas corporation, whose address is One Riverway, Suite 1700, Houston, Texas 77056.

                                    Recitals
                                    --------

      A. The Company is a public corporation seeking to engage in the oil and gas business.

      B. The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement.

      C. The Consultant has extensive experience in investment banking, business and financial consulting, and entrepreneurial executive management advice. As a result, the Consultant has the expertise to advise and assist the Company in developing business strategies and plans, and in evaluating businesses that may be likely candidates to strategically partner with the Company or become clients of the Company

      D. The Company wishes to engage the services of the Consultant as an independent contractor to advise and consult with it with respect to
(i) developing successful business strategies, (ii) exploring strategic alliances, partnering opportunities and other cooperative ventures, (iii) evaluating possible acquisition and strategic partnering candidates and marketing opportunities for the Company, (iv) the Company's business development activities, including major geographic and service expansion plans, (v) the Company's acquisition strategies, including the evaluation of targets and the structuring of transactions; and (vi) the Company's marketing strategy; all on the terms and subject to the conditions set forth in this Agreement.

      E. The Consultant is willing to accept such engagement on the terms set forth in this Agreement. Now therefore in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, including the payment of fees and other good and valuable consideration contained herein the parties agree as follows:

1. Engagement:

      1.1. Engagement. The Company hereby engages the Consultant to perform the Services, as defined and set forth. in paragraph 1.4, for the Term as defined and set forth in paragraph 1.2, and the Consultant hereby accepts this engagement, on the terms and subject to the conditions set forth in this Agreement

      1.2. Term. The term of the Consultant's engagement under this Agreement for all services, save and except those related to commissions as provided in section 2.3 hereof, shall be for the period beginning on January 1, 2005 and ending on December 31, 2014 (the "Term"), unless sooner terminated as provided in paragraph 4 below, or unless extended by mutual, written consent of the parties hereto.

      1.3. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractor as regards the Consultant, and the Consultant is not, and shall not be deemed to be, an employee or agent of the Company for any purpose.

      1.4. Services. The following services (the "Services") shall be rendered, from time to time by the Consultant during the Term as the Company may request, solely for the Company's benefit and not for the benefit of any third party:

            (a) Assist management with the development of successful strategies for the Company.
            (b) Assist in exploring strategic alliances, partnering opportunities and other cooperative ventures for Company, within and without Company's present industry focus.
            (c) Assist in evaluating possible acquisition and strategic partnering candidates, and marketing opportunities for the Company.
            (d) Assist in evaluating the Company's business development activities, including major geographic and service expansion plans.
            (e) Assist in evaluating the Company's acquisition strategies, including, assisting in the evaluation of targets and the structuring of transactions.
            (f)  Assist in evaluating the Company's marketing strategy.
            (g) Advise and consult with the Company's board of directors (the "Board") and executive officers with respect to any of the above described matters.

      1.5 No Capital Raising Services. The Services do NOT include consulting with or advising or assisting the Company, in any manner (i) in connection with the offer or sale of securities in any capital-raising transaction, or
(ii) to directly or indirectly promote or maintain a market for any of the Company's securities.

      1.6. No Investment Advisory or Brokerage Services; No Legal Services. The Services do not include requiring the Consultant to engage in any activities for which an investment advisor's registration or license is required under the U.S. Investment Advisors Act of 1940, or under any other applicable federal or state law; or for which a "broker's" or "dealer's" registration or license is required under the U.S. Securities Exchange Act of 1934, or under any other applicable federal or state law. Consultant's work on this engagement shall not constitute the rendering of legal advice, or the providing of legal services, to the Company or any other person or entity. Accordingly, Consultant shall not, nor shall Company request of Consultant to, express any legal opinions or give legal advice with respect to any matter, including matters relating to, or affecting, the Company. Consultant's work on this engagement shall not consist of effecting transactions in the Company's securities regarding capital-raising transactions, etc. or the promotion or maintenance of a market for the Company's Securities, and Consultant shall not provide, or be requested to provide, any securities broker-dealer services to the Company.

      1.7. Location. The Company and the Consultant intend that the Services shall be rendered primarily from the Consultant's offices and may be rendered by telephone and e-mail communication. The Consultant understands and acknowledges it may be necessary to travel to perform the Services, and that the Consultant shall only do so at Company's sole expense. The Consultant will, if requested by the Company, and at the Company's expense, attend meetings of the Company's Board at reasonable times for the Consultant. The Consultant will be reasonably available by telephone to consult with the Board at regular and special meetings thereof

      1.8. Time; Non-exclusive. The Consultant shall devote as much time to the performance of the Services as is reasonably necessary in Consultant's sole discretion, but the Consultant shall not be required to devote any fixed number of hours or days to the performance of the Services. The Company recognizes that the Consultant has and will continue to have other clients and business, and agrees that this engagement is non-exclusive. Company also acknowledges that Consultant has been providing substantial consulting services to Company prior to the date of this Agreement for which Consultant has not been compensated. It is contracted and agreed that part of the compensation hereunder is in consideration for said prior advice and services, and that all of the benefits and protection provided hereunder to Consultant extends fully to such prior advice and services.

      1.9. Support Staff and Facilities. The Consultant shall furnish its own support, office, telephone, and other facilities and equipment necessary to the performance of the Services, and the Company shall not be required to provide the Consultant with any such staff, facilities or equipment unless special requests are made of Consultant and special compensation arranged by Company for Consultant.

      1.10. Confidentiality. The Consultant shall not disclose any non-public, confidential or proprietary information, which confidential information is more specifically outlined in Section 5 hereof, concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, or employee information, unless required to do so by applicable law. The same foregoing confidentialities are agreed, granted, guaranteed and shall be continually afforded to Consultant by Company; its officers, directors, employees and agents.

      2.  Consultant's Fee(s) and Expenses:

            As Consultant has already provided substantial consulting for Company, Consultant's fees shall be divided into three categories. Consultant shall be compensated with a set number of warrants for common shares of Company stock, plus a cash monthly retainer for the Term of this Agreement, plus commissions for certain business, if any, which Consultant causes company to participate in or obtain, all more specifically outlined as follows:

      2.1.  Warrants.   Upon payment of $100.00 cash to the Company by
Consultant, which payment is acknowledged as being paid and received simultaneously with execution of this Agreement, Company shall immediately issue warrants for shares of restricted common stock of Company to Consultant or Consultant's designees and such shares shall have "piggy back" registration rights in any future registration(s) by Company plus demand registration rights after the expiration of six (6) months after each and every exercise, if not sooner registered. The value of the total of all such warrant shares are declared and agreed to presently be $100.00 plus such warrants shall have "cashless" exercise rights, total due to the warrants' restricted nature and the fact that their exercise price far exceeds any present or foreseeable market for Company's shares. Such warrants shall have a five (5) year term, shall be exercisable in whole, or parts, and shall be in amounts and exercise prices as follows:

A.  1,500,000 warrants with exercise price of $.75 (seventy five cents)
B. 1,500,000 warrants per share with exercise price of $1.00 (one dollar) per share.
C. 1,500,000 warrants per share with exercise price of $1.25 (one dollar twenty five cents) per share.
D. 1,500,000 warrants per share with exercise price of $1.65 (one dollar sixty five cents) per share.

      2.2. Monthly Retainer. Consultant shall be paid monthly retainers, in cash, in the amounts and within the dates set out below each on the first day of each month, beginning January 1, 2005, with the last retainer being due December 31, 2014, unless extended thereafter by mutual consent. All such retainers shall be considered earned, but not paid, or received, at the Effective Date of this Agreement. The retainers shall be as follows:

(A) $10,000 (Ten Thousand & 00/Dollars) per month beginning on January 1, 2005 through December 2007.
(B) $12,500 (Twelve Thousand Five Hundred & 00/XX) Dollars) per month beginning on, January 1, 2007 through December, 2010.
(C) $15,000 (Fifteen Thousand & 00/XX Dollars) per month beginning on, January 1, 2011 through December 2014.

      At Consultant's sole discretion Consultant may request on any individual month's payment that the payment be made to Consultant in Company's unrestricted S-8 common stock valued against the monthly cash consulting fee due. For purposes of determining the number of shares due Consultant in lieu of cash, the S8 stock shall be valued at 75% of the average closing, public market price for the Company's common stock for the five (5) trading days precedent to the day (the first of each month) that the monthly consulting payment is due. The foregoing 75% average price per share shall be divided into the monthly consulting fee due and said shares delivered to consultant within 10 calendar days of the date each monthly consulting fee is due. Consultant shall give Company notice of Consultant's election to take S8 stock in lieu of cash payments a minimum of 2 days before any one or more payments are due Consultant. If notice of such election covers more than one month's payment such election may be revoked by Consultant at any time for payments not already received by Consultant at the time of revoking the election. Any revoking of such an election does not impair Consultant's right to elect to receive stock in lieu of cash at any time(s) in the future. Nothing herein shall preclude cumulative payments at Consultant's sole discretion, or cash and/or stock prepayments at Company's election with Consultant's written agreement.

      2.3. Commissions. Consultant, or its designee(s) shall be paid a commission(s) equal to 5% (five percent) of any and all payments received Directly or indirectly by Company, its successors, assigns, affiliates, subsidiaries, etc., from any contracts, business arrangements, affiliations or the like, which are reasonably, directly or indirectly, the result or continuance of an introduction, revealing or referral made by Consultant to, or in behalf of, Company. Such commission(s), if any, shall be earned and due and payable to Consultant, or its designee(s), for any compensatable event(s) reasonably includable hereunder for a period of five (5) years from the inception of any initial payment(s), in whatever form, received by Company for, or from, the specific related event, person, entity or customer, and shall apply to all contracts and payments which are reasonably included hereunder, including those for which payments to Company do not begin until after the termination of this Agreement. In further definition and agreement, Company, hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate International Fluid Dynamics, Inc. its successors in interest, and/or its affiliated persons, companies or designee(s) (collectively "IFD") directly or indirectly to avoid payment/collection of fees, commissions or interests in any transaction with any corporation, partnership or individual introduced, referred or revealed by IFD to the Company with the intent of creating the possibility of a business/financial transaction in connection with any project(s), purchase(s), sale(s), contract(s), agreement(s), rollover(s), etc. or third party assignments thereof, and any renewals or extensions thereof.

      2.4. Offset; Withholding; Taxes. The Company shall pay the Consultant's Fee to the Consultant without offset, deduction or withholding of any kind or for any purpose. The Consultant shall pay any federal, state and local taxes payable by it with respect to the Consultant's Fee(s) or Commissions.

      2.5. The Consultant's Expenses. Company shall reimburse Consultant for all reasonable expenses, outside of Consultant's normal office expenses, incurred by Consultant in rendering services hereunder requested by Company.

      3.  Representations, Warranties and Covenants:

      3.1. Representations and Warranties of the Company. The Company represents and warrants to and covenants with the Consultant that:

           (a) Incorporation, Good Standing, and Due Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada; has the corporate power and authority to own its assets and to transact the business in which it is now engaged and in which it proposes to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of Texas and of each other jurisdiction in which such qualification is required.

           (b) Corporate Power and Authority. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Company's shareholders, or any other body, entity or person;
(ii) contravene the Company's certificate of incorporation or bylaws; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree determination or award presently in effect having applicability to the Company; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Company is a party.

           (c) Legally Enforceable Agreement. This Agreement is the, legal, valid and binding obligation of the Company, enforceable against it, its successors, assigns, etc. in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

      3.2. Representations and Warranties of the Consultant. The Consultant represents and warrants to and covenants with the Company that:

           (a) Power and Authority. The execution, delivery and performance by the Consultant of this Agreement, does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Consultant, (ii) result in a breach of or constitute a default under any agreement or other instrument to which the Consultant is a party.

           (b) Corporate Power and Authority. The execution, delivery and performance by the Consultant of this Agreement, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Consultant's stockholders, or any other body, entity or person; (ii) contravene the Consultant's charter or bylaws; (iii) violate any provision of any law, rule, regulation., order, writ, judgment, injunction., decree, determination or award presently in effect having applicability to the Consultant; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Consultant is a party.

          (c) Legally Enforceable Agreement. This Agreement is the, legal, valid and binding obligation of the Consultant, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         (d) The Consultant is an accredited investor as defined in SEC Rule 501 (a).

         (e) The Consultant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the election to receive part of the Consultant's Fee in the form of the shares of Company, rather than in cash.

      (f)  Consultant:

               (i) is not the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining it or him from, or otherwise limiting his involvement in any of the following activities subject to proper licensing:

                    (A) Acting as a futures commission merchant introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
                      (B)  Engaging in any type of business practice, or

                      (C) Engaging in any activity in connection with (the purchase or sale of any security or commodity, or in connection with any violation of federal or state securities laws or federal commodities laws.

            (ii) was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days its right to engage in any activity described in subparagraph (i) above, or to be associated with persons engaged in any such activity.

           (iii) was not found by a court in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

           (iv) was not found by a court in a civil action or by the CFTC to have violated any federal commodities law, and the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated.

      4.  Termination:

      4.1. This Agreement may not be terminated prior to the expiration of the Term except by written, specific mutual consent of the parties hereto.

      5.  Confidential Information:

      5.1. The parties hereto recognize that a major need of the Company and the Consultant is to preserve their respective specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company and Consultant are derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and Consultant and their subsidiaries and Consultant's affiliates. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company or Consultant as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, customer lists, contacts, suppliers, subcontractors and similar items or assets of the Company or Consultant and their subsidiaries. By reason of Consultant being a consultant to the Company and Company being a client of Consultant, Consultant and/or Company has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information (but not necessarily "insider" information) about the Company's and/or Consultant's operations and the operations of their subsidiaries, wherever located; therefore, Consultant and Company each recognizes that the other is relying on the warranties, representations and agreements of the other in entering into this Agreement including the agreement not to disclose Confidential Information.

      5.2. During the Term, Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and
the Company shall have consented thereto in writing).   Likewise Company
shall not directly or indirectly use, employ, hire or contract with any of Consultant's subcontractors, employees, contractors, affiliates, sources or service providers without the specific written consent of Consultant for each such individual event, person, entity or occurrence.

      6.  General Provisions:

      6.1 Entire Agreement; Waivers. This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter. There are no agreements, understandings or arrangements of the parties with respect to the subject matter of this Agreement that are not contained herein. This Agreement shall not be modified except by a specific, written, signed by the parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party making the waiver. The waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision or any future waiver of the same provision,

      6.2. Notices. All notices given under this Agreement shall be in writing, addressed to the parties as set forth below, and shall be effective on the earliest of (i) the date received or (ii) on the second business day after delivery to a major international air delivery or air courier service (such as but not limited to, Federal Express or to the U.S. Post Office via registered mail, return receipt.):

If to the Company:
If to the Consultant:


Aztec Communication Group, Inc.
(At the address below the signature hereto.)
      c/o Sonfield & Sonfield
      770 South Post Oak Lane, Suite 435
      Houston, Texas 77056

      6.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas; provided, however, that if any provision of this Agreement is unenforceable under such law but is enforceable under the laws of the State of domicile of Company then that domicile state law shall govern the construction and enforcement of that provision.

      6.4. Jurisdiction and Venue. Subject to subsection 6.3. hereof, the courts of the State of Texas shall have exclusive jurisdiction to hear, adjudicate, decide, determine and enter final judgment in any action., suit, proceeding, case, controversy or dispute, whether at law or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement, or the construction or enforcement hereof or thereof ("Related Action"). The Company and the Consultant hereby irrevocably consent and submit to the exclusive personal jurisdiction of the Texas Courts to hear, adjudicate, decide, determine and enter final judgment in any Related Action. The Company and the Consultant hereby irrevocably waive and agree not to assert any right or claim that it is not personally subject to the jurisdiction of the Texas Courts in any Related Action, including any claim of forum non conveniens or that the Texas Courts are not the proper venue or form to adjudicate any Related Action. If any Related Action is brought or maintained in any court other than the Texas Courts; other than as provided in subsection 6.3. hereof, then that court shall, at the separate, unilateral request of the Company or the Consultant dismiss that action. The parties may enter a judgment rendered by the Texas Courts under this Agreement for enforcement in the courts of Company's state of domicile, or any other state or sovereignty, and the party against whom such judgment is taken will not contest the authority of such courts to enforce such a judgment.

      6.5. Waiver of Jury Trial. The Company and the Consultant hereby waive trial by jury in any Related Action., unless mutually agreed in specific writing to submit to a jury trial.

      6.6. Attorney's Fees. The prevailing party in any Related Action shall be entitled to recover that party's costs of suit, including reasonable attorney's fees.

      6.7. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective successors in interest.

      6.8. Construction, Counterparts. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Headings are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a party's signature shall be deemed an original for all purposes.

      6.9. Advisory. Any and all suggestions, opinions or advice given Company, its successor(s) or acquirer(s) by Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or decisions made lies solely with Company, its successor(s) or acquirer(s) and not with Consultant.

       6.10. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company in the form of suggestions and services. In no event shall Consultant be required to act in behalf of, or as an agent for, or represent or make management decisions for the Company, nor shall Consultant do so. All final decisions with respect to acts and omissions of the Company or any affiliates and subsidiaries, shall be solely those of the Company or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any direct or indirect expense or cost incurred, or loss suffered, by the Company, its shareholders, or any other entity or party as a consequence of such acts or omissions, and Company shall so indemnify Consultant from any and all such expense, cost and liability.

      6.11. Indemnity by the Company. The Company shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, agents, consultants, employees, officer and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, cost and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the suggestions and advice provided by Consultant pursuant to this Agreement, (b) the inaccuracy, non-fulfillment or breach of any representation warranty, covenant or agreement made by the Company; or (c) any legal action, including any counterclaim, representation, warranty, covenant or agreement made by the Company or any third party;
(d) negligent or willful misconduct, occurring during the term hereof, or thereafter, with respect to any decisions made by the Company; or (e) any action by third parties.

      6.12. Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

      6.13. Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall be assignable by Consultant to a successor of Consultant and the Company does acknowledge that Consultant will use outside sources and consultants to perform some of its services and obligations hereunder. Nothing herein shall preclude Consultant from assigning or pledging it proceeds hereunder or designating some other entity or person to be paid any monies or shares due Consultant hereunder.

      6.14. Licensing. Nothing contained herein shall require Consultant, or its officers or principals, to be licensed by any agency or body or to engage in practices or activities which violate any law(s), regulations or statutes.

      6.15. Consultant cannot guarantee the results or effectiveness of any of the advice or services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.

      6.16 Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. As aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at sole discretion of the Consultant unless contrary arrangements are made and agreed in specific writing and for additional compensation to Consultant.

      6.17.  Currency.   All references to currency in this Agreement are to
United States Dollars,

      6.18. Review of Agreement. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with legal and/or other counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

      6.19. Survival of Representations, Warranties and Covenants. Unless otherwise specifically indicated otherwise, all representations, warranties and covenants contained herein or made pursuant to this Agreement, including those in Section 2 hereof, shall survive and shall continue in full force and effect to the extent necessary to effectuate the purposes of this Agreement.

      In witness whereof, the parties have executed this Agreement effective as of the Effective Date

The Company:                              The Consultant:

Aztec Communications Group, Inc.          International Fluid Dynamics, Inc.


By                                          By:
-------------------------------             --------------------------
    L. Mychal JeffersonPresident               Franklin C. Fisher, Jr.
    President & Director                       President

Address:                                       Address:

                                               One Riverway
                                               Suite 1700
                                               Houston, Texas 77056
                                               713-840-6322

"DISCLOSURE"


      Franklin C. Fisher, Jr. is a licensed Texas attorney who performs consulting and other work for International Fluid Dynamics, Inc. (IFD) in his capacity as an officer and consultant, and not as an attorney. Mr. Fisher may, or will, have contact with Aztec Communication Group, Inc., or its successor or acquirer (collectively "Company") and/or its/their officers, directors, employees and agents. It is clearly understood, agreed and acknowledged that Mr. Fisher does not represent IFD or Company or any of their respective officers, directors, employees or agents as an attorney, nor will Mr. Fisher be giving legal advice to, or performing any function for, IFD or Company, or any of their respective officers, directors, employees or agents, as an attorney, but Mr. Fisher shall be acting only in his capacity as an officer of IFD and/or as a business consultant. Nothing contained herein shall prevent Mr. Fisher from acting for IFD as an attorney in the future, if he so chooses and such representation is controlled by separate, specific agreement between Mr. Fisher, in his capacity as an attorney, and IFD.


Please sign below to acknowledge this disclosure and your waiver of any potential conflict of interests or other claims.


Very Truly Yours,


-----------------------
Franklin C. Fisher, Jr.





                                          Aztec Communications Group, Inc.


                                          By:
                                              ---------------------------
                                              Mychal Jefferson, President





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